EX-23.1


Board  of  Directors
Elgrande.com,  Inc.
Vancouver,  Canada



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our audit report dated July 6, 2001, on the financial statements of Elgrande.com, Inc. as of May 31, 2001, for the filing with and attachment to the Form S-8.





     /s/  Williams  &  Webster,  P.S.
     --------------------------------
Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington


     August  2,  2001